UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	94-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement with Sanyo Electric Company, Ltd.

On December 15, 2005, Hoku Scientific, Inc., entered into a Material Transfer & Collaborative Testing Agreement with Sanyo Electric Company, Ltd. to provide for Sanyo’s testing of Hoku Scientific’s next generation membrane and membrane electrode assembly, or MEA, products at Sanyo’s research and development facility in Japan. The effective date of the agreement is December 5, 2005, and the term is from January 1, 2006 until July 31, 2006. Total amounts payable to Hoku Scientific under the contract are $260,415.00 for the collaborative testing services and the applicable excise tax, plus the cost of any product samples ordered by Sanyo for their testing. A copy of the agreement will be filed with our Quarterly Report on Form 10-Q for the three months ending December 31, 2005.

In March 2003, we entered into a contract with Sanyo to jointly develop a membrane electrode assembly process using our Hoku Membrane for integration into Sanyo’s residential fuel cell systems. As of February 2005, Sanyo agreed that we had satisfied all of the performance milestones under our contract with Sanyo. We have continued to work together, each bearing our own costs, to conduct testing of our Hoku Membrane and Hoku MEA products.

The new agreement allows Sanyo to evaluate newer versions of our membrane and MEA products that have been developed since completion of the collaboration portion of the previous contract, and provides us with additional funding for our collaboration with Sanyo on this testing. No rights or licenses to our products are being granted to Sanyo as a result of this agreement, and this agreement does not alter or amend any of the rights and licenses agreed to in our previous agreement with Sanyo.

Payments under the Calendar Year 2005 Executive Incentive Compensation Plan

In July 2005, the independent members of our board of directors, or the Independent Members, approved the Calendar Year 2005 Executive Incentive Compensation Plan, or the 2005 Plan. The 2005 Plan is filed as Exhibit 10.29 to our Registration Statement on Form S-1 (File No. 333-124423). Each incentive payment under the 2005 Plan was originally to have been split such that 50% was allocated to cash and 50% was allocated to a fully-vested stock award to be issued pursuant to our 2005 Equity Incentive Plan. On December 16, 2005 the Independent Members determined that 80% was to be allocated to cash and 20% was to be allocated to a fully-vested stock award. The Independent Members further determined, based upon their review of the corporate performance targets that each executive officer would receive an additional compensation equal to 120% of that executive officer’s annual base salary as of July 8, 2005 (the maximum amount allowed under the 2005 Plan). The Independent Members therefore awarded the following amounts to our executive officers:

Name	Title	Cash Payment	Cash Value of Stock Award (1)
Dustin M. Shindo	Chairman of the Board of Directors, President and Chief Executive Officer	$230,400	$57,600
Karl M. Taft III	Chief Technology Officer	$86,400	$21,600
Darryl S. Nakamoto	Chief Financial Officer, Treasurer and Secretary	$69,120	$17,280
Scott B. Paul	Vice President, Business Development and General Counsel	$86,400	$21,600

(1)	The number of shares of common stock subject to the stock award will be determined by dividing the cash value of the stock award by the closing price of Hoku Scientific’s common stock as reported on the NASDAQ National Market on the second business day following the announcement of our results for the three months ending December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 20, 2005

Hoku Scientific, Inc.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer